EXHIBIT 10

                               ESCROW AGREEMENT

         AGREEMENT, dated as of the 31st day of July, 1996, by and among Kraig
G. Fox (hereinafter referred to as the "Escrow Agent"), Multi-Market Radio, Inc., a Delaware corporation (the "Company"), and the individuals and entities listed on Exhibit A who have executed this agreement (hereinafter collectively called the "Stockholders").

         WHEREAS, the Board of Directors of the Company has approved the issuance of shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Stock") to the Stockholders pursuant to a compensation plan approved by the stockholders of the Company at the 1995 Annual Stockholders Meeting;

         WHEREAS, pursuant to the terms of the Certificate of Designations in respect of the Series A Stock, each share of Series A Stock is convertible into one share of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock") in the event that the Company generates broadcast cash flow (as defined in the certificate of designations) of at least $5 million for the fiscal year ending December 31, 1995 and the closing sales price of Class A Common Stock for the thirty (30) trading days immediately preceding the conversion exceeds $7.50 per share;

         WHEREAS, the Board of Directors of the Company has determined that the conditions to the conversion of Series A Stock into Class A Common Stock have been satisfied; and


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         WHEREAS, the Stockholders and the Company have agreed to deposit in escrow the shares of Series A Stock and shares of Class A Common Stock issuable upon the conversion of such Series A Stock and any other securities or property that such securities are or otherwise become convertible into or otherwise receive or are entitled to receive (the "Escrow Shares").

         In consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

         1. The Stockholders and the Company hereby appoint Kraig G. Fox, as Escrow Agent, and Kraig G. Fox, by his execution of this Agreement hereby acknowledges and accepts his appointment as Escrow Agent to hold the Escrow Shares in escrow, upon the terms, provisions and conditions hereof. This Agreement shall become effective on the date hereof (the "Effective Date") and shall continue in effect until the distribution by the Escrow Agent of all of the Escrow Shares in accordance with the terms hereof (the "Termination Date"). The period of time form the Effective Date until the Termination Date is referred to herein as the "Escrow Period."

         2. The Company shall cause stock certificates representing the Series A Stock for each of the Stockholders in the amount set forth on Exhibit A hereto to be issued registered in the name of Kraig G. Fox, as Escrow Agent, and shall cause such certificates to be delivered to the Escrow Agent within five (5) business days of the Effective Date. Said certificates shall contain the legend set forth in Paragraph 9(a) hereof. Within five (5) business days of receipt of the stock certificates representing the Series A Stock, the Escrow Agent shall deliver such stock certificates to the Company's transfer agent with irrevocable instructions to issue and deliver to the Escrow


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Agent stock certificates representing shares of Class A Common Stock for each of the Stockholders registered in the name of the Escrow Agent, in exchange for the Series A Stock. Said certificates shall have the legend set forth in Paragraph 9(a) hereof.

         3. During the Escrow Period, any and all of the money, securities, rights or property distributed in respect of the Escrow Shares then held in escrow, including any such property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company shall be delivered to the Escrow Agent, such property to be held and distributed as herein provided and is hereinafter referred to collectively as the "Escrow Property."

         4. The Escrow Shares of each Stockholder shall vest in five equal annual installments beginning on April 30, 1997 (the "Initial Disbursement Date") provided that each such Stockholder provides substantial services for the Company during each fiscal year ended December 31 immediately preceding such April 30. After each fiscal year the Company shall deliver to the Escrow Agent a certificate stating whether such Stockholder has performed substantial services (as defined in Treasury Regulation 1-83-3(c)) during the most recent fiscal year-end. If the Company certifies to the Escrow Agent that such services have been rendered, the Escrow Agent shall take such necessary action, within thirty (30) days of receipt of said certificate, to cause the Company's transfer agent to (i) reissue a stock certificate in the name of the Stockholder for 20% of the total shares set forth on Exhibit A or such other Escrow Property ("Vested Amount") which stock certificate shall not contain the legend set forth in Paragraph 9(a) hereof and, (ii) issue and deliver to the Escrow Agent a stock certificate in the name of the Escrow Agent for the remaining shares of Class A Common Stock which certificate shall contain the legend set forth in Paragraph 9(a) hereof.


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If the Company fails to deliver said certificate, the Escrow Agent shall take such action to cause the Company's transfer agent to cancel shares of Class A Common Stock equal to the Vested Amount and reissue a certificate in the name of the Escrow Agent for the remaining shares of Class A Common Stock which certificate shall contain the legend set forth in Paragraph 9(a) hereof. After any such cancellation of stock, the Stockholders shall have no further rights as a stockholder of the Company with respect to any of the canceled Escrow Shares. Upon receipt of any unlegended stock certificates for shares of Class A Common Stock in the name of a Stockholder, the Escrow Agent shall cause such certificate to be delivered to such Stockholder.

         5. (a) The Company shall present such documentation as is reasonably required by the Escrow Agent to evidence the satisfaction of the condition set forth in Paragraph 4 hereof and shall take such other action as the Escrow Agent shall reasonably request. The Escrow Agent and the Company shall prepare any documentation necessary to effectuate the terms of this Agreement.

            (b) The Escrow Agent hereby agrees to be bound by the terms and conditions of that certain Stockholders Agreement dated as of March 27, 1995 among the Company, The Huff Alternative Income Fund, L.P. and Robert F.X. Sillerman, Michael G. Ferrel and Bruce Morrow (the "Stockholders Agreement") to the extent applicable and shall if requested issue proxies in the form of proxy contained therein, with respect to the Escrow Shares held on behalf of such Stockholders.

         6. It is understood and agreed by the parties to this Agreement as follows:



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            (a) The Escrow Agent is not and shall not be deemed to be a trustee for any party for any purpose and is merely acting as a depositary and in a ministerial capacity hereunder with the limited duties herein prescribed.

            (b) The Escrow Agent does not have and shall not be deemed to have any responsibility in respect of any instruction, certificate or notice delivered to it or of the Escrow Shares or any related Escrow Property other than to (i) take all action necessary to effectuate the conversion of the Series A Stock into Class A Common Stock and (ii) faithfully carry out the obligations undertaken in this Agreement and to follow the directions in such instruction or notice provided in accordance with the terms hereof. The Escrow Agent shall take any action necessary to convert shares of Class A Common Stock into shares of SFX stock pursuant to that certain Amended and Restated Agreement and Plan of Merger among SFX Broadcasting, Inc., SFX Merger Company and the Company. The Escrow Agent shall not be entitled to sell the Escrow Shares or the Escrow Property.

            (c) The Escrow Agent is not and shall not be deemed to be liable for any action taken or omitted by it in good faith and may rely upon, and act in accordance with, the advice of its counsel without liability on its part for any action taken or omitted in accordance with such advice. In any event, its liability hereunder shall be limited to liability for gross negligence or willful misconduct on its part.



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            (d) The Escrow Agent may conclusively rely upon and act in accordance with any certificate, instruction, notice, letter, telegram, cablegram or other written instrument believed by it to be genuine and to have been signed by the proper party or parties.

            (e) The Company agrees (i) to pay the Escrow Agent, as consideration for services rendered hereunder, the sum of Five Hundred Dollars ($500.00) per annum during the term of this Agreement, (ii) to pay the Escrow Agent's reasonable fees and to reimburse it for its reasonable expenses including attorney's fees incurred in connection with duties hereunder and
(iii) to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including counsel fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement except for any loss, damage, liability, judgment, cost or expense resulting from gross negligence or willful misconduct on the part of the Escrow Agent. The obligation of the Escrow Agent to deliver the Escrow Shares to either the Stockholders or the Company shall be subject to the prior satisfaction upon demand from the Escrow Agent, of the Company's obligations to so save harmless, indemnify and defend the Escrow Agent and to reimburse the Escrow Agent or otherwise pay its fees and expenses hereunder.

            (f) The Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by the Stockholders and, to the Escrow Agent's satisfaction, indemnified against, and provided advances with respect to, the cost and expense of such defense by the party requesting such defense. If any such legal proceeding is instituted against it, the Escrow Agent agrees promptly to


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give notice of such proceeding to the Stockholders and the Company. The Escrow
Agent shall not be required to institute legal proceedings of any kind.

            (g) The Escrow Agent shall not, by act, delay, omission or otherwise, be deemed to have waived any right or remedy it may have either under this Agreement or generally, unless such waiver be in writing, and no waiver shall be valid unless it is in writing signed by the Escrow Agent, and only to the extent expressly therein set forth. A waiver by the Escrow Agent under the terms of this Agreement shall not be construed as a bar to, or waiver of, the same or any other such right or remedy which it would otherwise have on any other occasion.

            (h) The Escrow Agent may resign as such hereunder by giving 30 days' written notice thereof to the Stockholders and the Company. Within 20 days after receipt of such notice, the Stockholders and the Company shall furnish to the Escrow Agent written instructions for the release of the Escrow Shares and any related Escrow Property (if such shares and property, if any, have not yet been released pursuant to Paragraph 4 hereof) to a substitute Escrow Agent which (whether designated by written instructions from the Stockholders and the Company jointly or in the absence thereof by instructions from a court of competent jurisdiction to the Escrow Agent) may be a bank or trust company organized and doing business under the laws of the United States or any state thereof; provided that, nothing contained in this Agreement shall restrict the Escrow Agent's right to resign as provided in the first sentence of this paragraph. Such substitute Escrow Agent shall thereafter hold any Escrow Shares and any related Escrow Property received by it pursuant to the terms of this Agreement and otherwise act hereunder as if it were the Escrow Agent originally named herein. The Escrow Agent's duties and responsibilities hereunder shall terminate upon the release of


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all shares then held in escrow according to such written instruction or upon such delivery as herein provided. This Agreement shall not otherwise be assignable by the Escrow Agent without the prior written consent of the Company.

         7. During the Escrow Period, the Stockholders shall have the sole power to vote the Class A Common Stock issued or issuable upon the conversion of the Series A Stock and any securities deposited in escrow under this Agreement (including, without limitation, any shares issued in connection with the Company's proposed merger with SFX Broadcasting, Inc. or any other Escrow Property) while such shares are being held pursuant to this Agreement. Upon receipt of instructions from any Stockholder, the Escrow Agent shall take any and all necessary action to cause the Escrow Shares to be voted in accordance with such instructions.

         8. (a) During the term of this Agreement no Stockholder shall sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the shares of Class A Common Stock held in escrow pursuant to this Agreement. This restriction shall not be applicable to transfers upon death, upon which all remaining shares shall be released from escrow, or upon transfers to members of the Stockholders' family or to any trust for the benefit of the Stockholders, provided that such transferees agree to be bound by the provisions of this Agreement, and subject to the Stockholder set forth on Exhibit A providing the services necessary to vest such shares in accordance with Paragraph 4 hereof.



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            (b) The Stockholders will take any action necessary or
appropriate, including the execution of any further documents or agreements, in order to effectuate the terms of this Agreement.

         9. (a) Each of the certificates representing the Series A Stock will bear legends to the following effect, as well as any other legends required by applicable law:

                "The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of the shares evidenced by this certificate are restricted by and are subject to all of the terms, conditions and provisions of a certain Escrow Agreement entered into among Multi-Market Radio, Inc., Kraig G. Fox, as Escrow Agent and the Stockholders, dated as of July 31, 1996, a copy of which may be obtained from the Secretary of Multi-Market Radio, Inc. No transfer, sale or other disposition of these shares may be made unless specific conditions of such agreement are satisfied."

            (b) "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended. No transfer, sale or other disposition of these shares may be made unless a registration statement with respect to these shares has become effective under said act, or the Company is furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required."

            The Company and the Escrow Agent shall direct the transfer agent for the Company to place stop transfer orders with respect to the Escrow Shares and to maintain such orders in effect until the transfer agent shall have received written notice from the Company as contemplated in Paragraph 4 hereof.

            10. Each notice, instruction or other certificate required or permitted by the terms hereof shall be in writing and shall be communicated by personal delivery, facsimile or registered or



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certified mail, return receipt requested, to the parties hereto at the addresses set forth below, or at such other address as any of them may designate by notice to each of the others:

                (i)   If to the Company, to:

                      Multi-Market Radio, Inc.
                      One Monarch Place
                      Suite 220
                      Springfield, MA 01144
                      Attn:  Michael G. Ferrel
                      Fax: 412-732-7851

                 (ii) If to the Stockholders, to their respective addresses as set forth on Exhibit A hereto.

                 (iii)If to the Escrow Agent, to:

                      Kraig G. Fox, Escrow Agent
                      150 East 58th Street, 19th Floor
                      New York, NY 10155
                      Fax: 212-743-3188

All notices, instructions or certificates given hereunder to the Escrow Agent shall be effective upon receipt by the Escrow Agent. All notices given hereunder by the Escrow Agent shall be effective and deemed received upon personal delivery or transmission by facsimile or, if mailed, five (5) calendar days after mailing by the Escrow Agent.

         A copy of all communications sent to the Company, the Stockholders or the Escrow Agent shall be sent by ordinary mail to Baker & McKenzie, 805 Third Avenue, New York, New York 10022, Attention: Howard Berkower, Esq.

         11. This Agreement may not be modified, altered or amended in any material respect or canceled or terminated except with the prior consent of the parties hereto.


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         15. This Agreement shall be governed by and construed in accordance with the laws of New York and shall be binding upon and inure to the benefits of all parties hereto and their respective successors in interest and assigns.

         16. This Agreement may be executed in several counterparts, which taken together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

                                        MULTI-MARKET RADIO, INC.



                                        By:________________________________


                                        ESCROW AGENT

                                          /s/ Kraig G. Fox
                                        -------------------------------
                                              Kraig G. Fox

                                        STOCKHOLDERS:


                                          /s/ Robert F.X. Sillerman
                                        ------------------------------------
                                              Robert F.X. Sillerman

                                        SILLERMAN COMMUNICATIONS
                                        MANAGEMENT CORPORATION


                                        ------------------------------------



                                         /s/ Michael G. Ferrel
                                        ------------------------------------
                                             Michael G. Ferrel

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                                          /s/ Howard Tytel
                                        -----------------------------------
                                              Howard Tytel


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                                   EXHIBIT A

                              STOCKHOLDERS' LIST



           NAME AND ADDRESS
            OF STOCKHOLDER                        NUMBER OF ESCROW SHARES

Robert F.X. Sillerman                                     80,000
150 East 58th Street
New York, New York 10155
Fax: (212) 753-3188

Sillerman Communications Management Corporation           40,000
150 East 58th Street
New York, New York 10155
Fax: (212) 753-3188

Michael Ferrel                                            40,000
One Monarch Place, Suite 220
Springfield, Massachusetts 01144
Fax: (413) 732-7851

Howard Tytel                                              20,000
150 East 58th Street
New York, New York 10155
Fax: (212) 753-3188



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